UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

399 Park Avenue, Suite 3200
New York, NY  10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 843-1601

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 1, 2010, through a wholly owned subsidiary, Bluerock Enhanced Multifamily Trust, Inc. (the “Company”) completed an investment in a joint venture along with Bluerock Special Opportunity + Income Fund II, LLC (“BEMT Co-Investor ”), an affiliate of the Company’s sponsor, and Trade Street Capital (“Trade Street”), an unaffiliated entity, to acquire a 240-unit multifamily community known as St. Andrews Apartments (the “Augusta Property”), located in Augusta, GA, from St. Andrews Augusta, LLC, an unaffiliated entity.  The material features of the investment in the joint venture, the property acquisition, and the acquired property are described below.  The related financings are described under Item 2.03.

Joint Venture Parties and Structure

The Company invested $1.9 million to acquire a 50% equity interest in BR Augusta JV Member, LLC (the “Augusta Member JV Entity”) through a wholly owned subsidiary of its operating partnership, BEMT Augusta, LLC (“BEMT Augusta”).  BEMT Co-Investor invested $1.9 million to acquire the remaining 50% interest in the Augusta Member JV Entity.  BEMT Augusta and BEMT Co-Investor are co-managers of the Augusta Member JV Entity.  Under the terms of the operating agreement for the Augusta Member JV Entity, certain major decisions regarding the investments of the Augusta Member JV Entity require the approval of the Company (through BEMT Augusta) and BEMT Co-Investor.  To the extent that the Company and BEMT Co-Investor are not able to agree on a major decision or at any time after September 1, 2013, either party may initiate a buy-sell proceeding.  Additionally, any time after September 1, 2013, either party may initiate a proceeding to force the sale of the Augusta Member JV Entity’s interest in the Augusta JV Entity to a third party, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the Augusta Member JV Entity.

The Augusta Member JV Entity contributed $3.85 million of equity capital to acquire a 50% equity interest in BSF/BR Augusta JV, LLC (the “Augusta JV Entity”) and acts as the manager of the Augusta JV Entity.  Trade Street invested $3.85 million to acquire the remaining 50% interest in the Augusta JV Entity.  The Augusta JV Entity is the sole owner of BSF/BR Augusta, LLC, a special-purpose entity that holds title to the Augusta Property (“BR Augusta”).  Under the terms of the operating agreement of the Augusta JV Entity, major decisions with respect to the joint venture or the Augusta Property are made by the majority vote of an appointed management committee, which is controlled by the Augusta Member JV Entity.  However, any decision with respect to the sale or refinancing of the Augusta Property requires the unanimous approval of the Augusta Member JV Entity and Trade Street.  Further, to the extent that the Augusta Member JV Entity and Trade Street are not able to agree on a major decision or at any time after September 1, 2013, either party may initiate a buy-sell proceeding.  Additionally, any time after September 1, 2013, either party may initiate a proceeding to force the sale of the Augusta Property to a third party, or, in the instance of the non-initiating party’s rejection of a sale, cause the non-initiating party to purchase the initiating party’s interest in the Augusta JV Entity.

As a result of the structure described above, the Company and BEMT Co-Investor each hold a 25% indirect equity interest in the Augusta Property (50% in the aggregate), and Trade Street holds the remaining 50% indirect equity interest.  The Company, BEMT Co-Investor, and Trade Street will each receive current distributions from the operating cash flow generated by the Augusta Property in proportion to these respective percentage equity interests.

The Company’s equity capital investment in the joint venture was funded with the proceeds of a related party loan from BEMT Co-Investor to BEMT Augusta, the terms of which are described below under Item 2.03.

The Augusta Property

The aggregate purchase price for the Augusta Property was approximately $24.95 million, plus closing costs.  The acquisition was funded with approximately $7.7 million of gross equity from the Augusta JV Entity, and a $17.97 million senior mortgage loan to BR Augusta.  The terms of the senior mortgage loan are described below under Item 2.03.

The Augusta Property is located in Augusta, GA which is the second-largest metro area in that state.  The property is comprised of 240 units, featuring one-, two- and three-bedroom layouts within 10 three-story buildings.  The property contains approximately 66,148 rentable square feet and the average unit size is 1,109 square feet.  The community features include gated access, a clubhouse with swimming pool and conference room, and a fitness center.

Hawthorne Residential Partners, LLC ("Hawthorne"), a nonaffiliated third party, will be responsible for providing day-to-day property management services to the property.  Hawthorne will receive an annual management fee of 3% of gross receipts generated by the Augusta Property. The management agreement is a one year term commencing September 1, 2010 and provides for automatic annual extensions unless terminated by 30 day written notice by owner or manager.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Financing related to the Augusta Property

The acquisition was funded with $7.7 million of gross equity from the Augusta JV Entity, and a $17.97 million senior mortgage loan made to BR Augusta by CWCapital LLC and subsequently assigned to the Federal National Mortgage Association (Fannie Mae) (the “Senior Loan”), which Senior Loan is secured by the Augusta Property.  The Senior Loan has a 7-year term, maturing on September 1, 2017. The effective interest rate on the loan is fixed at 4.25% per annum, with interest-only payments for the first two years and fixed monthly payments of approximately $88,344 based on a 30-year amortization schedule thereafter.

Anytime on or before April 30, 2017 a prepayment premium equal to a maximum of 1% of the principal balance would be due.  Beginning May 1, 2017 the Senior Loan can be prepaid without penalty.

Affiliate Loan for the Company’s Investment in the Joint Venture

In connection with the Company’s investment in the joint venture, on September 1, 2010, BEMT Augusta entered into a loan agreement with BEMT Co-Investor pursuant to which it borrowed $1.9 million (the “BEMT Co-Investor Loan”), in connection with the Augusta Property closing.  The BEMT Co-Investor Loan has a six-month term with a three month extension.  The initial maturity date is February 28, 2011, and may be prepaid without penalty.  It bears interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized.  Interest on the loan will be paid on a current basis from cash flow distributed to the Company from the Augusta Member JV Entity. The BEMT Co-Investor Loan is secured by a pledge of the Company’s membership interest in BEMT Augusta and a pledge of BEMT Augusta’s membership interest in the Augusta Member JV Entity.  In accordance with the requirements of the Company’s charter, the BEMT Co-Investor Loan was reviewed and approved by a majority of the board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.  Furthermore, due to the unique investment opportunity presented by the Augusta Property, including the opportunity to distinguish the Company competitively from other early-stage non-traded REITs, the board of directors expressly considered and approved leverage in excess of the Company’s general charter-imposed limitations in connection with entering into the BEMT Co-Investor loan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 18, 2010, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: September 8, 2010                                                                      /s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

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